EXHIBIT 99.1

International Energy Develops Continuous Bio-Oil Extraction Process from Microalgae

Breakthrough discovery follows on the heels of novel custom-made nutrient delivery protocols for the efficient and enhanced growth of hydrocarbon accumulating microalgae.

Vancouver, BC – January 29, 2008 – International Energy, Inc. (OTCBB: IENI), developer of leading-edge technologies for the renewable generation of photosynthetic biofuels, announces development of a continuous cyclic growth and hydrocarbon extraction process that can be applied to mass cultures of microalgae for the separation of bio-oils from the algal biomass. This proprietary IENI technology yields high purity microalgal bio-oils, which can serve as feedstock for the production of useful biofuels.

The Company’s breakthrough proprietary technology allows the microalgae to be processed for bio-oil separation and harvesting, while preserving the viability and vitality of the cells that produce them. Microalgae, stripped of their bio-oils, are then returned to the growth medium for further growth and hydrocarbon accumulation. This novel approach minimizes biomass generation time while enhancing yields of hydrocarbon production.

While microalgae have long been considered a promising source for the production of next-generation biofuels which can be processed and refined into a variety of transportation fuels using currently available technology, a number of challenges must be addressed, including:

•

identifying the best suitable algal strains,

•

developing nutrient protocols for the efficient growth of the microalgae, and

•

creating cost-efficient algal harvesting and oil extraction methodologies.

International Energy is working to eliminate these and other technological hurdles in order to reach its goal of producing oils from microalgae on a commercially viable scale.

Over a period of three years, scientists now working under the auspices of International Energy have successfully identified proprietary microalgae that photosynthesize carbon dioxide (CO2) and water (H2O), and naturally accumulate up to 30% of their dry biomass in the form of liquid hydrocarbons. The latter can be easily converted into a variety of biofuels. Just recently, International Energy’s collaborating scientists also developed novel nutrient delivery protocols for enhanced and efficient growth of hydrocarbon accumulating microalgae, an important technical milestone that allows the Company to overcome the second of the three major obstacles referenced above.

With today’s announcement of a breakthrough technology which allows the microalgae to be processed for bio-oil separation and harvesting while preserving the viability and vitality of the cells, International Energy has effectively resolved yet another technological challenge for the production of bio-oils from microalgae.

ABOUT INTERNATIONAL ENERGY INC.

International Energy, Inc. (Symbol: IENI) is developing leading edge technologies for the production of biofuels derived directly from the photosynthesis of green microalgae, which can accumulate up to 30% of their biomass in the form of valuable biofuels.

As a result of current high oil prices, depleting fossil oil reserves and growing concerns about increased levels of atmospheric carbon dioxide, algae have emerged as one of the most promising sources for biofuel production.

Our technology seeks to convert water (H2O) and carbon dioxide (CO2) into useful long-chain liquid hydrocarbons from the photosynthesis of proprietary unicellular microalgae, which offer advantages in the production, storage and utilization of renewable biofuels, as they can be harvested easily, stored in liquid form and do not require special containment systems.

The process of industrial scale algae growth in photo-bioreactors is non-toxic and non-polluting, can be scaled-up, offers a renewable energy supply, and aids in carbon sequestration and the mitigation of climate change.

In contrast to biofuels from food crops or cellulosic materials, certain algae produce and accumulate oil naturally and can in the process clean up waste by absorbing and utilizing nitrogen oxides and carbon dioxide. Additionally, raw algae can be processed to make biofuel, the renewable equivalent of petroleum, and refined to make gasoline, diesel, jet fuel, and chemical feedstock for plastics and drugs.

For additional information, please visit www.InternationalEnergyInc.com

To receive future press releases via email, please visit

http://www.internationalenergyinc.com/irelations.php

To view the full HTML text of this release, please visit:

http://www.internationalenergyinc.com/29-01-08.php

Disclaimer

Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described the Company's most recent Form 10QSB and Form 10-KSB filed with the Securities and Exchange Commission, our quarterly reports on Form 10-QSB and other current reports filed from time-to-time with the Securities and Exchange Commission.